UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 23, 2001
                               ------------------
                Date of Report (Date of earliest event reported)


                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                     Florida
                 (State or Other Jurisdiction of Incorporation)


                0-14671                                  59-2335075
        (Commission File Number)              (IRS Employer Identification No.)

        450 South Australian Avenue
          West Palm Beach, Florida                           33401
 (Address of principal executive offices)                 (Zip Code)


                                 (561) 655-8511
               Registrant's Telephone Number, Including Area Code

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Item 5.  Other Events

         Republic Security Financial Corporation issued a press release announcing net income of $4.7 million or $0.10 diluted earnings per common share for the three months ended December 31, 2000 compared to net income of $7.4 million or $0.15 diluted earnings per common share for the three months ended December 31, 1999. Net income was $22.3 million or $0.45 diluted earnings per common share for the year ended December 31, 2000 compared to net income of $29.5 million or $0.58 diluted earnings per common share for the year ended December 31, 1999. Earnings, excluding merger related expenses, for the year ended December 31, 1999 were $31.9 million or $0.63 diluted earnings per common share.

         The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this report which are not historical facts contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a certain number of uncertainties and risks, which could cause future results to differ materially from those anticipated by such statements.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of the Business Acquired

             Not Applicable

         (b) Pro Forma Financial Information

             Not Applicable

         (c) Exhibits

             99.1 - Press Release dated January 23, 2001


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       REPUBLIC SECURITY FINANCIAL CORPORATION
                                       ---------------------------------------
                                       (Registrant)



Date:  January 23, 2001                     /s/ Mark P. Snelling
       ----------------                     ----------------------------------
                                            Mark P. Snelling
                                            Controller


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EXHIBIT INDEX

EXHIBIT NO.        EXHIBIT DESCRIPTION
-----------        -------------------

   99.1            Press Release dated January 23, 2001